Exhibit 99.3

Constellation Energy and FPL Group:

Corporate Profiles

	Constellation Energy	FPL Group, Inc.
Tickers	NYSE: CEG	NYSE: FPL
Description

A Fortune 200 company based in Baltimore, Constellation Energy is the nation’s leading competitive supplier of electricity to commercial and industrial customers and the nation’s largest wholesale power seller. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Based in Juno Beach, Fla., FPL Group, Inc. is one of the nation’s largest providers of electricity-related services, with a portfolio that includes one of the largest and fastest growing regulated utilities in the nation and a wholesale power generation business operating in 24 states.

Corporate Web Sites	www.constellation.com	www.fplgroup.com

Major Businesses

Constellation Energy
Constellation Energy Commodities Group
Constellation NewEnergy
Constellation NewEnergy - Gas Division
Constellation Generation Group
Baltimore Gas and Electric
Fellon-McCord & Associates
Constellation Energy Projects & Services
BGE HOME

Florida Power & Light Company FPL Energy, LLC FPL FiberNet, LLC

By the Numbers	2004 Assets: $17.3 billion 2004 Revenues: $12.5 billion 2004 Net Income: $563 million Market Capitalization (12/16/05): $11 billion Electric Customers: 1.2 million Generation - Owned (MWs): 11,861	2004 Assets: $28.3 billion 2004 Revenues: $10.5 billion 2004 Net Income: $852 million Market Capitalization (12/16/05): $17 billion Electric Customers: 4.3 million Generation – Owned (MWs): 33,333
	Nuclear (MWs): 3,794 Fossil: 7,610 Renewables/Hydro: 457	Nuclear (MWs): 4,434 Fossil: 25,112 Renewables/Hydro: 3,787
	Total Competitive Energy Peak Load Served: 31,400 (MWs) Employees: 9,570	Utility Energy Sales: 103,635 GW Employees: 11,921

Core Values	Integrity Teamwork Social and environmental responsibility Customer focus Accountability Passion for excellence	Quality Cost management Operational excellence Stewardship Integrity Customer orientation

Important Merger Statement

This communication is not a solicitation of a proxy from any security holder of FPL Group Inc. or Constellation Energy.  Constellation Energy intends to file with the Securities and Exchange Commission a registration statement that will include a joint proxy statement/prospectus and other relevant documents to be mailed to security holders in connection with the proposed merger of FPL Group and Constellation Energy. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FPL Group, Constellation Energy AND THE PROPOSED MERGER.  Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from FPL Group, Shareholder Services, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420, or from Constellation Energy, Shareholder Services, 750 East Pratt St., Baltimore, Md. 21202.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The respective directors and executive officers of FPL Group and Constellation Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding FPL Group’s directors and executive officers is available in its 2004 Form 10-K and the proxy statement filed with the SEC by FPL Group on April 5, 2005, and information regarding Constellation Energy’s directors and executive officers is available in its 2004 Form 10-K and the proxy statement filed with the SEC by Constellation Energy on April 13, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, for example, statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include, for example, the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of FPL Group or Constellation Energy stockholders to approve the transaction; the risk that the businesses will not be integrated successfully or that anticipated synergies will not be achieved or will take longer to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or governmental entities; unexpected transaction costs or liabilities; economic conditions; and other specific factors discussed in documents filed with the Securities and Exchange Commission by both FPL Group and Constellation Energy.  These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Constellation Energy will file with the SEC in connection with the proposed merger.  Additional factors that may affect the future results of FPL Group or Constellation Energy are set forth in their respective filings with the SEC.  Investors and security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by FPL Group at www.fplgroup.com/investor.  Investors and security holders may obtain free copies of the documents filed by Constellation Energy at www.constellation.com/investors.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.  Neither FPL Group nor Constellation Energy undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this document.